                                                                    EXHIBIT 21.1

              LIST OF SUBSIDIARIES OF TRESCOM INTERNATIONAL, INC.
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          The following is a list of the corporations that are subsidiaries of
TresCom International, Inc., a Florida corporation (the "Company"). If indented, the corporation listed is a wholly-owned subsidiary of the corporation under which it is listed.


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Name of Corporation                                                 State of
                                                                 Incorporation
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Rate Reduction Center, Inc.                                      Florida
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Least Cost Routing, Inc.                                         Florida
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Rockwell Communications Corporation                              Florida
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Intex Telecommunications, Inc.                                   South Carolina
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TresCom Network Services, Inc./1/                                Florida
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TresCom U.S.A., Inc. (formerly known as Teracom U.S.A., Inc.)    Florida
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          Global Telephone Holdings, Inc.                        U.S. Virgin
                                                                 Islands
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               Interisland Telephone Corp.                       U.S. Virgin
                                                                 Islands
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The St. Thomas and San Juan Telephone Company, Inc.              U.S. Virgin
                                                                 Islands
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          STSJ Overseas Telephone Company, Inc. (d/b/a           Puerto Rico
           TresCom Puerto Rico)
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               OTC Network Assets, Inc.                          Puerto Rico
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          Puerto Rico Telecom Corporation (formerly known as     New York
           Caribbean Telecommunications, Inc.)
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          STSJ Network Assets, Inc.                              U.S. Virgin
                                                                 Islands
===============================================================================

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/1/ TresCom Network Services, Inc. is 85.1% owned by the Company and 14.9% owned by The St. Thomas and San Juan Telephone Company, Inc.